BACKSTOP AGREEMENT

THIS BACKSTOP AGREEMENT (the "Agreement") made this 21st day of March, 2013 between Blue Ridge Real Estate Company, a Pennsylvania corporation ("Seller"), having a business address at Route 940 and Moseywood Road, P.O. Box 707, Blakeslee, PA 18610, and PPL Electric Utilities Corporation, a Pennsylvania corporation ("Buyer"), having an address at 2 N. 9th Street, Allentown, PA 18101.

WITNESSETH:

WHEREAS, Seller is the owner of certain property located in the Township of Buck, County of Luzerne, containing approximately 1,557 acres of land, which is identified by Tax ID. No. 05-L15-00A-008-000 and more fully described or identified on Exhibit A hereto (the "Property").

WHEREAS, in filings with the Pennsylvania Public Utilities Commission ("PUC"), Buyer has identified the Property as one over which it seeks authorization for the exercise of eminent domain power pursuant to 15 Pa. C.S. § 1511, for the taking of a right-of way over the Property related to the construction of two power lines associated with its Northeast-Pocono Reliability Project (the "ROW").

WHEREAS, on February 21, 2013, Seller filed a timely Petition to Intervene with the PUC, challenging Buyer's exercise of eminent domain with regard to the Property.

WHEREAS, Seller has engaged in negotiations with the Pennsylvania Game Commission (the "Commission") regarding the purchase of, inter alia, the Property, which negotiations have culminated in Seller's grant of an option to purchase the Property to the Commission (the "Option").

WHEREAS, upon acceptance of the Option by the Commission, the Option by its terms shall convert into a binding Land Sale Contract. The Option is scheduled for review by the Commission at its April 14, 2013 meeting and, if accepted, settlement on the transfer of the Property would occur on July 31, 2013.

WHEREAS, because of its interest in obtaining the ROW, Buyer has participated in certain discussions between Seller and the Commission, but it is not a party to the potential sale.

WHEREAS, Seller desires to enter into this Agreement to provide assurance for the orderly disposition of the Property and Buyer desires to enter into this Agreement to provide for the acquisition of the ROW prior to the Commission's settlement on the Property.

WHEREAS, in accordance with the above, the parties enter into this Agreement to set forth the terms and conditions of the purchase of the Property by the Buyer in the event that the Seller's sale to the Commission fails to come to fruition.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

If Seller owns the Property on August 1, 2013, Seller agrees to sell the Property to the Buyer and Buyer agrees to buy the Property from the Seller. The price or consideration shall be Five Million Dollars ($5,000,000.00), which shall be paid to Seller by Buyer at settlement.

2.

BUYER SHALL ACQUIRE THE PROPERTY IN AN "AS-IS" CONDITION, WITH ANY AND ALL FAULTS. OTHER THAN REPRESENTATIONS OF TITLE THAT MAY ACCOMPANY THE SPECIAL WARRANTY DEED, SELLER MAKES NO REPRESENTATION, WARRANTIES OR GUARANTEES OF ANY KIND, EXPRESS, IMPLIED OR ARISING OUT OF OPERATION OF LAW, REGARDING THE PROPERTY OR ITS CONDITION AND HEREBY DISCLAIMS ALL SUCH REPRESENTATION, WARRANTIES OR GUARANTEES. ACCORDINGLY, BUYER, FOR IT AND ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND DISCHARGES THE SELLER FROM CLAIMS RELATED TO THE PROPERTY AND ITS CONDITION, INCLUDING ANY IMPROVEMENTS THEREON. THIS PARAGRAPH SURVIVES SETTLEMENT AND IS NOT MERGED INTO THE DEED.

3.

The deed to Buyer will contain a clause that Seller retains the rights to develop oil and gas until August 31, 2023. Seller shall, during this period, have the usufruct of the oil and gas and shall keep all rents, bonuses, and royalties derived therefrom. After August 31, 2023, the rights shall automatically cease and terminate and any and all oil and gas rights shall become the property of Buyer absolutely. Notwithstanding the foregoing, in no event shall the exercise of the rights reserved by Seller herein interfere with the operation of any of Buyer's electric transmission or distribution facilities constructed on the Property.

4.

On or before March 31, 2013, Seller shall execute a Right-of- Way Agreement, in the substantially the form set forth at Exhibit B, over the Property in the location and in the dimensions depicted on Exhibit C; provided, however, that before such execution, Buyer must certify that it has not exercised its option to terminate this Agreement, and will not terminate the Agreement, pursuant to Paragraph 9 below. Buyer agrees to release, quitclaim, discharge, indemnify, defend and hold harmless Seller, its officers, directors, employees, agents, successors and assigns from and against any and all loss, liability, damages, demands, claims, suits, fines, penalties or causes of action whatsoever, including but not limited to environmental and third party claims, caused by, resulting from, or in any way related to the Buyer's possession of the right of way rights, including resolving any environmental problems caused by Buyer, without expense to Seller, to the satisfaction of all appropriate local, state and federal governmental entities, that arises from or is related to Buyer's activities on the Property prior to settlement on the Property with either the Commission or Buyer. Buyer's obligation to indemnify pursuant to this paragraph shall terminate as of the date of settlement with either the Commission or Buyer, but not as to any claims related to events occurring after the date of the Seller's grant of right of way rights to the Buyer and before the date of such settlement.

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5.

The Property is to be conveyed free and clear of all liens except for the encumbrances, easements and other items of record or visible upon the ground, and the title to the herein described lot or piece of ground shall be good and marketable.

6.

Settlement shall be made on or before August 31, 2013.

7.

Possession is to be given at the time of settlement by delivery of a special warranty deed.

8.

It is understood and agreed that all transfer taxes imposed by any governmental body shall be borne by Seller.

9.

In the event the Seller is unable to give a good and marketable title, as above set forth, Buyer shall have the option of taking such title as the Seller can give without abatement of price, or of terminating this Agreement such that no further liability or obligation hereunder is borne by either of the parties hereunder and this Agreement shall become null and void. Buyer's exercise of the option to terminate this Agreement hereunder must be made before March 31, 2013. Seller shall take no action to disturb, alter, abridge or modify the standing of the title of the Property after the date of this Agreement, without Buyer's written consent.

10.

Risk of loss shall remain on Seller until Settlement hereunder.

11.

Seller and Buyer hereby represent that they have not utilized the services of any broker in connection with the sale and purchase of the Property.

12.

Seller agrees to execute and/or deliver to Buyer at settlement any and all documentation required by law.

13.

Deed preparation and acknowledgment are to be paid by Seller.

14.

Settlement shall be held at a time and location agreed upon by the parties.

15.

This agreement shall extend to and be binding upon the respective successors and assigns of each of the parties hereto.

16.

The parties agree that the grant of the ROW encumbers the Property such that Seller will not be able to effectively implement its existing development plan for the Property and in a manner that imposes inestimable marketing costs and business complications on Seller. The parties further agree that they are entering into this Agreement to provide that, if Seller grants the ROW before settlement transferring ownership of the Property to the Commission, Buyer will serve as a backstop to the Commission and agrees to purchase the Property in the event that the Commission fails to settle on the Property, as set forth herein. Accordingly, the parties agree that, in the event of Buyer's breach hereof, Seller will have no adequate remedy at law and the exercise of an equitable remedy demands that Buyer be specifically required to close on the Property according to the terms set forth herein. If Seller is in default of any of its obligations under this Agreement, including the failure by Seller to proceed to settlement, Buyer

3

shall have the right to pursue any applicable equitable or legal remedies under Pennsylvania law. In the event litigation is required by either party to enforce the terms of this Agreement, the prevailing party of such action shall, in addition to all other relief granted or awarded by the court, be entitled to judgment for attorneys' fees incurred by reason of such action and all costs of suit and those incurred in preparation thereof at both the trial and appellate levels.

17.

Time is hereby agreed to be of the essence of this Agreement.

18.

Buyer certifies that no PUC approval is needed to bind Buyer to the terms hereof. The signatories below certify that they have requisite corporate authority to enter into this Agreement on behalf of the entity for which they are executing this Agreement and to bind such entity to the terms hereof.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

WITNESS:

PPL Electric Utilities Corporation

/s/ JoMarie Jenkins

By: /s/ Colleen Kester

Colleen Kester

Senior Manager-Siting & Right of Way

WITNESS:

Blue Ridge Real Estate Company

/s/ Christine A. Liebold

By: /s/ Bruce Beaty

    Bruce Beaty, CEO and President

4

EXHIBIT “A”

TAX ID 05-L-15-00A-008-000

1,557 ACRES LOCATED IN BUCK TOWNSHIP, LUZERNE COUNTY

DECRIPTION OF PROPERTY

EXHIBIT “B”

PPL Form 100-19 Corp. (11/2012)

This instrument solely grants, vests or confirms a public utility easement.

Prepared by and return to:

PPL Electric Utilities Corporation

Attn:

  Colleen Kester

Phone:

610-774-7190

Address:

2 N 9th Street, GENN5

Allentown, PA 18101

Parcel ID#:  05L15 00A008000

Grant of Public Utility Easement

Know all Men by these Presents, That Blue Ridge Real Estate Company, a Pennsylvania corporation, having a business address at Route 940 and Moseywood Road, P.O. Box 707, Blakeslee, PA 18610 hereinafter referred to as “GRANTOR”, in consideration of the sum of One Dollar ($1.00) and other consideration, paid at the date hereof by PPL ELECTRIC UTILITIES CORPORATION, hereinafter referred to as “PPL”, the receipt whereof being hereby acknowledged, and in lieu of condemnation, does hereby irrevocably grant and convey unto PPL, its successors, assigns and lessees, the right to construct, operate and maintain, and from time to time to reconstruct its overhead and underground electric transmission, distribution and communication lines for PPL’s use only, including but not limited to such poles, towers, guys, anchors, cables, wires, fiber optics, fixtures and apparatus above and below ground, hereinafter referred to as “electric and communication lines”, that may be from time to  time  necessary for the convenient  transaction  of  the  business  of  PPL,  its  successors, and assigns, upon, across, over, under, and within strip(s) of land 150' feet in width, said strip(s) being a part of the property which GRANTOR owns,  or in which GRANTOR has any interest in the  Township  of  Buck  County of Luzerne,

Commonwealth of Pennsylvania (as further described in certain deed dated  January 1, 1962 and recorded in the Office for Recording of Deeds in and for  Luzerne County in  Deed Book  1497 Page  529) (the “GRANTOR property”), as shown on plan hereto attached and made a part hereof, including the right of ingress and egress over and across the GRANTOR property to and from the said strip(s) of land at all times for any of the purposes aforesaid including the right to build or utilize existing access roads as shown on the attached exhibit; also the right to cut down, trim, remove and to keep cut down and trimmed by mechanical means or otherwise, any and all trees, brush or other undergrowth now or hereafter growing on or within said strip(s) of land, as well as the right to cut down, trim and remove and to keep cut down and removed any and all trees adjoining or outside of the strip(s) which in the judgment of PPL, its successors, and assigns, may or could potentially at any time interfere with the construction, reconstruction, maintenance or operation of the said electric and communication lines or menace the same, and in connection therewith, the right to remove, if necessary, the root systems of said trees, brush or other undergrowth, and to treat said brush and undergrowth with herbicides labeled to allow their use for the removal and control of said vegetation.

And further, in consideration of said payments, GRANTOR does hereby understand, covenant and agree to and with PPL, its successors, and assigns, that no buildings, swimming pools or any other improvements or structures whatsoever shall be built, constructed or placed on, under or within said strip(s) of land; that no inflammable or explosive materials of any kind shall be stored on, under or within said strip(s) of land; and that PPL, its successors, and assigns, shall be informed of any proposed changes in use of the land located on, or changes in grade under or within the said strip(s).

It is further understood and agreed that PPL, its successors, and assigns, shall not be limited in its or their enjoyment of the rights hereby granted for such electric and communication lines as may be first constructed on said strip(s) of land, but shall have, at all times in the future, the right to construct, operate and maintain, and from time to time to reconstruct, additional electric and communication lines of any type necessary for the convenient transaction of the business of PPL upon, across, over, under, and within the said strip(s) of land.

This Grant of Public Utility Easement shall be binding on GRANTOR and PPL and his/her/their/its heirs, executors, administrators, successors and/or assigns.

In Witness Whereof, said GRANTOR has caused this  agreement to be  executed  in  its  corporate

name by its proper officers, this     day of March, 2013.

Blue Ridge Real Estate Company

WITNESS:

GRANTOR

By:
Name:
Title:

Commonwealth of Pennsylvania

)

: SS

County of

)

On this        day of      , 20  , before me, personally appeared     who acknowledged himself/herself to be the      of      And that he/she as such     , being authorized  to do so, executed the foregoing instrument for the purposes stated therein.

In Witness Whereof, I have hereunto set my hand and notarial seal.

___________________________________

Notary Public

EXHIBIT “C”

LEGEND:
STONE PILE
IRON PIPE
IRON PIN
REBAR
N/F
FOUSH NATIONAL UNION OF AMERICA
D.B. 434, PG. 233
N/F
THE COMMONWEALTH OF PENNSYLVANIA
INSTRUMENT # 201026535
COMMONWEALTH OF PENNSYLVANIA STATE GAMELANDS 91
WILKES UNIVERSITY D.B. 2742, PG. 139
JULIA PURCELL D.B. 3005, PG. 73362
PL ELECTRIC UTILITIES CORP. D.B. 2011, PG. 200 PARCEL 1
BLUE RIDGE REAL ESTATE COMPANY
BLUE RIDGE REAL ESTATE COMPANY DB 1497 PG 523
Assignment Dated
Copy of Ins. Plan
Recorded By
Date
NOTE: FOR EXACT LOCATION OF R/W ANGLES TIE INTO WITHIN THE R/W CONTACT THE LOCAL PPL ELECTRIC UTILITIES CORPORATION OFFICE.
NOTE: BEARINGS AND DISTANCES ARE BASED UPON CENTERLINE OF EXISTING LINE SURVEY BY PPL ELECTRIC UTILITIES
ppl PPL ELECTRIC UTILITIES
JENKINS- ACAHELA & ACAHELA-POCONO LINE
PLAN SHOWING ELECTRIC LINE RIGHT OF WAY TO BE CONDEMNED OVER PROPERTY OF BLUE RIDGE REAL ESTATE COMPANY
DEED BOOK- 1497, PAGE 523
BUCK TOWNSHIP
LUZERNE CO., PA.
SCALE- NONE
APPROVED
PPL ELECTRIC UTILITIES
PPL DRAWING NO. C393182
SHEET NO. 1
REV. 0
REFERENCE TITLE
NUMBER
NO. DATE
ACCT. 37270
REVISION
00100
BY REVIEWED APPROVED
AE
CAD ID
61

METES AND BOUNDS
JENKINS-ACAHELA LINE

1	N 57° 02' 07" W	100.80'
2	S 22° 42' 10" W	13.30'
3	N 44° 32' 42" W	443.09'
4	N 04° 27' 07" W	5,811.62'
5	N 61° 40' 18" W	40.50'
6	N 03° 32' 06" W	20.70'
7	N 85° 40' 21" E	208.10'
8	S 04° 27' 07" E	5,632.54'
9	S 44° 32' 42" E	715.08'
10	N 57° 02' 07" W	106.67'

TOTAL ROW AREA =20.39 ACS.±

METES AND BOUNDS
ACCESS ROAD

1	N 10° 23' 40" W	71.30'
2	N 03° 02' 30" W	180.09'
3	N 39° 51' 12" W	379.64'
4	N 31° 46' 05" W	61.05'
5	N 03° 41' 12" W	342.02'
6	N 52° 47' 51" W	144.51'
7	N 04° 07' 51" E	369.72'
8	N 27° 47' 40" W	52.18'
9	N 62° 14' 45" W	453.82'
10	N 85° 14' 11" W	182.05'
11	N 74° 31' 11" W	754.33'
12	N 40° 06' 15" W	140.07'
13	N 72° 45' 01" W	301.73'
14	N 86° 56' 23" W	136.60'
15	S 82° 14' 05" W	114.30'
16	N 75° 13' 23" W	101.15'
17	N 52° 35' 41" W	118.82'
18	N 73° 08' 34" W	122.14'
19	N 63° 32' 34" W	423.72'
20	N 61° 37' 38" W	417.30'
21	N 00° 08' 40" W	075.84'

TOTAL LENGTH =5,015.27 ±

METES AND BOUNDS
ACAHELA-POCONO LINE

11	N 57° 02' 07" W	72.59'
12	N 34° 40' 17" E	4,007.84'
13	N 77° 20' 10" E	5,156.32'
14	N 21° 02' 08" E	1,836.29'
15	S 53° 58' 14" E	35.33'
16	S 36° 17' 43" E	51.02'
17	S 02° 32' 56" W	46.63'
18	S 27° 24' 36" W	47.62'
19	S 13° 40' 29" E	65.70'
20	S 21° 32' 02" W	989.37'
21	S 77° 20' 10" W	5,267.12'
22	S 34° 40' 19" W	4,517.86'
23	N 07° 02' 07" W	75.59'

TOTAL ROW AREA =27.15 ACS.±

ACAHELA-POCONO LINE RIGHT-OF-WAY

TO BE CONDEMNED OVER PROPERTY OF

BLUE RIDGE REAL ESTATE COMPANY

Beginning at a point, said point being located at the intersection of the proposed centerline of electric line in the Southerly division line of lands of Blue Ridge Real Estate Company (DB 1497, PO 529) and lands now or formerly of PPL Electric Utilities Corporation (DB 3011, PO 230906).

Thence along said dividing line, North sixty-seven degrees two minutes seven seconds West (N 67° 02 '07" W) seventy-six and fifty-nine one hundredths feet (76.59') more or less to a point.

Thence through lands of Blue Ridge Real Estate Company, running parallel to and at a distance of seventy-five feet (75') perpendicular from the centerline of proposed electric line, the following three (3) courses and distances: 1. North thirty-four degrees forty minutes fifteen seconds West (N 34° 40' 15" E) four thousand six hundred seven and eighty-four one hundredths feet (4,607.84') more or less to a point. 2. North seventy-seven degrees twenty-nine minutes ten seconds East (N 77° 29' 10” E) five thousand one hundred eighty-six and twenty-six one hundredths feet (5,186.26') more or less to a point. 3. North twenty-one degrees thirty-two minutes two seconds East (N 21 °32 '02" E) one thousand thirty-eight and twenty-nine one hundredths feet (1,038.29') more or less to a point in the center of Choke Creek, said point also being in the Northerly division line of lands of Blue Ridge Real Estate Company and lands now or formerly of Commonwealth of Pennsylvania.

Thence along said division line, the following five (5) courses and distances: 1. South fifty-three degrees fifty minutes fourteen seconds East (S 53° 50' 14" E) fifty-five and thirty-three one hundredths feet (55.33') more or less to a point. 2. Crossing the proposed centerline of electric line at a distance of twenty-four and eighty-three one hundredths feet (24.83') more or less, South thirty-eight degrees seventeen minutes forty-three seconds East (S 38°17' 43" E) fifty-one and sixty-six one hundredths feet (51.66') more or less to a point. 3. South two degrees fifty-three minutes fifty seconds West (S 02° 53' 50" W) forty-five and eighty-three one hundredths feet (45.83') more or less to a point. 4. South twenty-seven degrees twenty-four minutes thirty seconds West (S 27° 24' 30" W) forty-seven and sixty-two one hundredths feet (47.62') more or less to a point. 5. South nineteen degrees forty-five minutes twenty-nine seconds East (S 19° 45' 29" E) sixty-three and seventy one hundredths feet (63.70') more or less to a point.

Thence through lands of Blue Ridge Real Estate Company, running parallel to and at a distance of seventy-five (75') perpendicular from the centerline of proposed electric line, the following three (3) courses and distances: 1. South twenty-one degrees thirty-two minutes two seconds West (S 21° 32' 02" W) nine hundred thirty-nine and thirty-seven one hundredths feet (939.37') more or less to a point. 2. South seventy-seven degrees twenty-nine minutes ten seconds West (S 77° 29' 10" W) five thousand two hundred seven and twelve one hundredths feet (5,207.12') more or less to a point. 3. South thirty-four degrees forty minutes fifteen seconds West (S 34° 40' 15" W) four thousand five hundred seventeen and ninety-five one hundredths feet (4,517.95') more or less to a point in the aforesaid Southerly dividing line of lands of Blue Ridge Real Estate Company and lands now or formerly of PPL Electric Utilities Corporation.

Thence along said dividing line, North sixty-seven degrees two minutes seven seconds West (N 67° 02' 07" W) seventy-six and fifty-nine one hundredths feet (76.59') more or less to a point. The Point of Beginning.

Said Easement containing thirty-seven and thirteen one hundredths Acres (37.13+/- Acs.) more or less as shown on PPL drawing No. C393182 prepared by PPL Electric Utilities entitled "PLAN SHOWING ELECTRIC LINE RIGHT-OF-WAY TO BE CONDEMNED OVER PROPERTY OF BLUE RIDGE REAL ESTATE COMPANY".

Bearings and distances described are based upon the centerline of the proposed electric line as surveyed by PPL Electric Utilities.

JENKINS-ACAHELA LINE RIGHT-OF-WAY

TO BE CONDEMNED OVER PROPERTY OF

BLUE RIDGE REAL ESTATE COMPANY

Last revised March 20, 2013

Beginning at a point, said point being located at the intersection of the proposed centerline of electric line in the Southerly division line of lands of Blue Ridge Real Estate Company (DB 1497, PG 529) and lands now or formerly of PPL Electric Utilities Corporation (DB 3011, PG 230906).

Thence along said dividing line, the following two (2) courses and distances: 1. North sixty-seven degrees two minutes seven seconds West (N 67° 02 '07" W) one hundred sixty-two and eighty-five one hundredths feet (162.85') more or less to a point. 2. South twenty-two degrees forty-three minutes ten seconds West (S 22° 43' 10" W) thirteen and ninety-six one hundredths feet (13.96') more or less to a point.

Thence through lands of Blue Ridge Real Estate Company, running parallel to and at a distance of seventy-five feet (75') perpendicular from the centerline of proposed electric line, the following three (3) courses and distances: 1. North forty-four degrees thirty-six minutes forty-six seconds West (N 44° 36' 46" W) four hundred forty-three and zero one hundredths feet (443.00') more or less to a point. 2. North four degrees twenty-seven minutes seven seconds West (N 04° 27' 07" W) five thousand eight hundred eleven and two one hundredths feet (5,811.02') more or less to a point. 3. North sixty-one degrees forty-two minutes sixteen seconds West (N 61° 42' 16" W) sixty-nine and fifty one hundredths feet (69.50') more or less to a point in the Westerly division line of lands of Blue Ridge Real Estate Company and lands now or formerly of Commonwealth of Pennsylvania, State Gamelands 91.

Thence along said division line, North three degrees fifty-six minutes nine seconds West (N 03° 56' 09" W) thirty-nine and seventy-six one hundredths feet to a point.

Thence along said division line, crossing the proposed centerline of electric line at a distance of seventy-seven and five one hundredths feet (77.05') more or less, North eight-five degrees forty-nine minutes thirty-one seconds East (N 85° 49' 31" E) two hundred eight and ten one hundredths feet (208.10') more or less to a point.

Thence through lands of Blue Ridge Real Estate Company, running parallel to and at a distance of seventy-five (75') perpendicular from the centerline of proposed electric line, the following two (2) courses and distances: 1. South four degrees twenty-seven minutes seven seconds East (S 04° 27' 07" E) five thousand eight hundred thirty-two and fifty-four one hundredths feet (5,832.54') more or less to a point. 2. South forty-four degrees thirty-six minutes forty-six seconds East (S 44° 36' 46" E) seven hundred fifteen and eight one hundredths feet (715.08') more or less to a point in the aforesaid Southerly dividing line of lands of Blue Ridge Real Estate Company and lands now or formerly of PPL Electric Utilities Corporation.

Thence along said dividing line, North sixty-seven degrees two minutes seven seconds West (N 67° 02' 07" W) one hundred ninety-six and sixty-three one hundredths feet (196.63') more or less to a point. The Point of Beginning.

Said Easement containing twenty-two and twenty one hundredths Acres (22.20+/- Acs.) more or less as shown on PPL drawing No. C393182 prepared by PPL Electric Utilities entitled "PLAN SHOWING ELECTRIC LINE RIGHT -OF- WAY TO BE CONDEMNED OVER PROPERTY OF BLUE RIDGE REAL ESTATE COMPANY".

Bearings and distances described are based upon the centerline of the proposed electric line as surveyed by PPL Electric Utilities.

ALSO, a sixteen foot (16.0)' wide permanent access easement and including two temporary parallel seventeen foot wide (17’) construction easements to be extinguished once the power line has been completed, to the above described Right-of-Way, over lands of Blue Ridge Real Estate Company (DB 1497, PG. 529) as shown on the above referenced plan, the Centerline of the access easement being bounded and described as follows to wit:

Beginning at a point, said point being located in the Southerly division line of lands of Blue Ridge Real Estate Company and the northerly right-of-way of Buck River Road, as shown on the abovementioned plan.

Thence through lands of Blue Ridge Real Estate Company, generally along the centerline of the existing access road the following twenty-one (21) courses and distances.

1.

North eighteen degrees twenty minutes forty-five seconds West (N 18° 20' 45" W) seventy-one and thirty-eight one hundredths feet (71.38') to a point.

2.

North five degrees six minutes thirty-five seconds West (N 05° 06' 35" W) one hundred eighty-nine and eight one hundredths feet (189.08') to a point.

3.

North fifty-nine degrees fifty-one minutes twelve seconds West (N 59° 51' 12" W) three hundred seventy-nine and four one hundredths feet (379.04') to a point.

4.

North thirty-one degrees forty minutes five seconds West (N 31° 40' 05" W) eighty-one and three one hundredths feet (81.03') to a point.

5.

North three degrees forty-one minutes twelve seconds West (N 03° 41' 12" W) three hundred forty-two and ninety-two one hundredths feet (342.92') to a point.

6.

North fifty-two degrees forty-seven minutes thirty-one seconds West (N 52° 47' 31" W) one hundred forty- four and ninety-one one hundredths feet (144.91') to a point.

7.

North four degrees seven minutes fifty-one seconds East (N 04° 07' 51" E) three hundred eighty-five and seventy-two one hundredths feet (385.72') to a point.

8.

North twenty-seven degrees forty-seven minutes forty seconds West (N 27° 47' 40" W) ninety-two and ten one hundredths feet (92.10') to a point.

9.

North sixty-two degrees fourteen minutes forty-five seconds West (N 62° 14' 45" W) four hundred fifty-three and eighty-two one hundredths feet (453.82') to a point.

10.

North eighty-five degrees fourteen minutes eleven seconds West (N 85° 14' 11" W) one hundred two and ninety-five one hundredths feet (102.95') to a point.

11.

North seventy-four degrees thirty-one minutes eleven seconds West (N 74° 31' 11" W) seven hundred fifty-four and thirty-three one hundredths feet (154.33') to a point.

12.

North forty-two degrees eight minutes fifteen seconds West (N 42° 08' 15" W) one hundred forty-five and eighty-five one hundredths feet (145.85') to a point.

13.

North seventy-two degrees forty-eight minutes one second West (N 72° 48' 01" W) three hundred ninety-one and seventy-three one hundredths feet (391.73') to a point.

14.

North fifty-nine degrees fifty-six minutes twenty-three seconds West (N 59° 56' 23" W) one hundred thirty-eight and eighty-nine one hundredths feet (138.89') to a point.

15.

South eighty-two degrees fourteen minutes five seconds West (S 82° 14' 05" W) one hundred fourteen and thirty-five one hundredths feet (114.35') to a point.

16.

North seventy-five degrees fifteen minutes twenty-three seconds

West (N 75° 15' 23" W) one hundred one and nineteen one hundredths feet (101.19') to a point.

17.

North fifty-two degrees thirty-five minutes forty-one seconds West (N 52° 35' 41" W) one hundred ten and twenty-two one hundredths feet (110.22') to a point.

18.

North seventy-three degrees zero minutes thirty-four seconds West (N 73° 00' 34" W) one hundred sixty-three and fourteen one hundredths feet (163.14') to a point.

19.

North sixty-three degrees fifty-two minutes thirty-four seconds

West (N 63° 52' 34" W) six hundred sixty-three and seventy-two one hundredths feet (663.72') to a point.

20.

North eighty-one degrees thirty-seven minutes thirty-eight seconds West (N 81° 37' 38" W) four hundred seventeen and thirty-five one hundredths feet (417.35') to a point.

21.

North sixty-six degrees eight minutes forty seconds West (N 66° 08' 40" W) six hundred seventy-three and eighty-four one hundredths feet (673.84') to a point in the centerline of the above described Right-of-Way.

The above described centerline having a total length of five thousand nine hundred nineteen feet (5,919') more or less.